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                                                                    Exhibit 5.01

                                          August 12, 1999

Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915

Dear Sirs:

   We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia," the "Company" or the "Registrant"), in connection with its Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of the Company's Class A common stock, par value $.01 per share (the "Shares"), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 5, 1999, as amended (the "Merger Agreement"), by and among Adelphia, Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Adelphia ("Merger Sub"), and Century Communications Corp. ("Century"), which provides for the merger of Century with and into Merger Sub, with Merger Sub surviving the merger (the "Merger"). The Shares are to be issued to the shareholders of Century, in accordance with the terms of the Merger Agreement, in exchange for such shareholder's shares of Century Class A common stock, par value $.01 per share and Century Class B common stock, par value $.01 per share.

   In connection with the proposed offering, we have examined the Company's Certificate of Incorporation and Bylaws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed offering, including the Proxy Statement/Prospectus filed as a part of the Registration Statement, the Merger Agreement, and such other documents, records, certificates or public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

   Based on the foregoing, we are of the opinion that:

  1.  The Shares have been duly authorized for issuance.

  2. The Shares, when issued and delivered to the shareholders of Century in exchange for shares of Century Class A common stock and Century Class B common stock in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

   Our opinion is limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

   We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or other entity, without the prior written consent of this firm.

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   We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to any reference to us in the Prospectus which is a part hereof. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Sincerely,

                                          BUCHANAN INGERSOLL
                                          PROFESSIONAL CORPORATION

                                          By:  /s/ Carl E. Rothenberger, Jr.
                                             ----------------------------------
                                                    Carl E. Rothenberger, Jr.